UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2025

BIT DIGITAL, INC.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-38421	98-1606989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31 Hudson Yards, Floor 11, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 463-5121

N/A

(Former name or former address, if changed since last report.)

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Ordinary Shares, $.01 par value	BTBT	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

The disclosure contained in Item 2.01 is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 20, 2025, White Fiber, Inc., the wholly-owned HPC subsidiary of Bit Digital, Inc. (the “Company”) completed the previously announced acquisition (the “Acquisition”) of an industrial/manufacturing building together with the underlying land located in Madison, North Carolina (the “Property”). The Acquisition was made pursuant to an Amendment to Real Estate Purchase and Sale Agreement (the “Agreement”) dated as of May 19, 2025 (the “Amendment”) between Unifi Manufacturing Inc. (UMI) a wholly-owned subsidiary of Unifi Inc and Enovum NC-1 Bidco, LLC a Delaware limited liability company and indirect subsidiary of the Company (“Buyer”). A copy of the Amendment is filed as Exhibit 10.2 to this Form 8-K.

Strategically located in North Carolina’s Piedmont Triad, the Facility sits within a 115 mile radius of Charlotte, Raleigh, Winston-Salem and Greensboro, and sits approximately 13 miles from the Virginia border. The region is home to numerous existing hyperscalers. The Company is in active negotiations with multiple potential HPC data center tenants. Moreover, its proximity to multiple metro areas supports AI inference workloads.

Based on initial capital investment projections, the project has been confirmed as a qualifying data center in the State of North Carolina and will therefore be eligible for certain sales and use tax exemptions. Additionally, the Company has worked closely with local governments to negotiate a framework for local tax incentives based on meeting certain capital investment and job creation thresholds. Throughout the site selection process, the Company has worked closely with local and state officials, economic development agencies, and utility partners whose collaboration has been instrumental in advancing the project.

The Company used cash on hand to close the purchase, and expects to engage in a commercial mortgage financing process for the site.

The Amendment provided that the Company’s subsidiary Enovum Data Centers Corp., a Canadian corporation, assigned all of its right, title and interest to the Agreement to the Buyer. The Agreement had provided that the closing (“Closing”) of the Acquisition was conditioned upon the receipt of an Energy Study from Duke Energy verifying that within four (4) years of the Closing, Duke Energy will be able to supply 100 MW to the Property (the “Energy Study Contingency”). Buyer represented that the Energy Study Contingency had not been satisfied. Buyer therefore requested certain modifications to the Agreement before it agreed to waive the Energy Study Contingency which UMI agreed to make in exchange for Buyer eliminating the Energy Study Contingency. The Amendment provided for a Purchase Price of $45 million reduced from $53.2 million.

Separately, the Buyer entered into a Letter Agreement for the Purchase of Electric Power with Duke Energy dated May 16, 2025 (the “Capacity Agreement”). Pursuant to the Capacity Agreement, Duke Energy agreed to use commercially reasonable efforts to achieve 24 MW of service to the Property by September 1, 2025, 40 MW by April 2026 and 99 MW within four years of the effective date of the Capacity Agreement. Management believes based upon discussions that the Property may receive up to 200 MW of electrical supply over an extended period of time, subject to infrastructure upgrades including new substations and other conditions.

Under the Amendment, the Buyer agreed to use commercially reasonable efforts to obtain as promptly as possible an Electric Services Agreement (“ESA”) with Duke Energy which provides for at least 99 MW of service within two years of the Closing. In the event Duke Energy provides an ESA on commercially reasonable terms within two years of the Closing without unreasonable infrastructure costs requiring contribution from the Buyer and pricing consistent with comparable filed rates for similarly situated data centers for 99 MW, or if the Property is actually receiving 99 MW, the Buyer agrees to pay UMI $8 million. If an ESA is provided within three years, or the Property is actually receiving 99 MW, the Buyer agrees to pay UMI $5 million. If an ESA is provided for power in excess of 99 MW within four years of the Closing, or the Property is actually receiving greater than 99 MW, the Buyer agrees to pay UMI $200,000 per MW over 99 MW up to a maximum of $5,000,000.

UMI received the right to remain in possession and continue to occupy a portion of the Property in order to wind down UMI’s operations, and to remove all personal properties purchased by Buyer.

There were not any material relationships, other than in respect of the transactions contemplated by the Amendment between the Buyer and the UMI or any of its affiliates, or any director or officer of the Company, or any associate of any such director or officer.

The foregoing description of the Amendment is qualified in its entirety by reference to the text of such agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference with confidential or immaterial terms, provisions, and information redacted. Capitalized terms used, but not defined herein, shall have the respective meanings given to them in the Amendment.

Item 7.01. Regulation FD Disclosure.

The information contained in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Purchase Agreement, dated as of April 10, 2025, by and between Enovum Data Centers Corp. and Unifi Manufacturing, Inc. Certain portions of the exhibit that include immaterial and confidential information have been omitted and are available upon request of the SEC. (Incorporated by reference to the Registrant’s Current Report on the Form 8-K filed under the SEC on April 16, 2025).

10.2	Amendment to Real Estate Purchase and Sale Agreement dated as of May 19, 2025, by and between Enovum NC-1 Bidco, LLC and Unifi Manufacturing, Inc. Certain portions of this exhibit have been redacted in accordance with Item 601(b)(10) of Regulation S-K.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 23, 2025	Bit Digital, Inc.
(Registrant)

	By:	/s/ Sam Tabar
	Name:	Sam Tabar
	Title:	Chief Executive Officer

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